EXHIBIT 10.1

                                                                EXECUTION COPY

                        AMENDMENT NO. 2 AND WAIVER TO THE
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                                 Dated as of September 22, 2000

         AMENDMENT NO. 2 AND WAIVER (this "Amendment and Waiver") to the Credit Agreement (as defined herein) among Quality Stores, Inc., a Delaware corporation (formerly known as "Central Tractor Farm & Country, Inc.") (the "Borrower"), QSI Holdings, Inc., a Delaware corporation (formerly known as "CT Holding, Inc.") ("Holding"), certain of the banks, financial institutions and other institutional lenders listed on the signature pages hereof, and Fleet National Bank ("Fleet"), as administrative agent (the "Administrative Agent") for the Lender Parties (as defined in the Credit Agreement).


                             PRELIMINARY STATEMENTS

         (1) The Borrower, Holding, the Initial Lenders, the Initial Issuing Bank, the Swing Line Bank and the Agents have entered into a Second Amended and Restated Credit Agreement dated as of May 7, 1999, as amended by Amendment No. 1 dated as of March 31, 2000 ("Amendment No. 1") (as so amended, the "Credit Agreement"). Capitalized terms defined in the Credit Agreement and not otherwise defined in this Amendment and Waiver are used herein as therein defined.

         (2) An Event of Default has occurred and is in existence under Section 5.04(d) of the Credit Agreement. The Borrower has requested that the Lenders waive this Event of Default as well as the requirements of Sections 5.04(a), (b) and (c) for the period of four fiscal quarters ending July 31, 2000.

         (3) In order to carry out an expansion of the catalog business of the Borrower and its Subsidiaries into certain areas, including electronic commerce, the Borrower has entered into a Contribution Agreement (the "Contribution Agreement") with FarmandCountry.Com LLC ("F&C.com"), a Delaware limited liability company organized by Internet Venture Works, an internet accelerator firm ("IVW"), pursuant to which the Borrower has agreed to contribute office furniture, computer equipment and related software, and the trademark and domain name "FARMANDCOUNTRY.COM". The fair market value of these assets (as determined in good faith by the Borrower's Board of Directors) does not exceed $1,000,000. In anticipation of and in return for this contribution, the Borrower has received units of membership interest in F&C.com constituting 90% of the outstanding units of membership interest at the time of the agreement. IVW holds the balance of the membership interests. The Borrower holds its investment in F&C.com through two new Delaware corporations: QSI Newco, Inc. ("QSI Newco"), which is wholly-owned by an indirect wholly-owned subsidiary of the Borrower, and FandC Holding, Inc. ("F&C, Inc."), which is wholly-owned by QSI Newco. F&C, Inc. holds the F&C.com membership interests issued in anticipation and consideration of the Borrower's contribution.

         (4) At the time it makes its contribution to F&C.com, the Borrower and certain of its Subsidiaries will enter into a License Agreement (the "License Agreement") with F&C.com, pursuant to which F&C.com will receive an exclusive royalty-bearing license to market sell and provide goods and services via electronic channels (including the internet) and to use the trademarks, tradenames and similar intellectual property of the Borrower and certain of its Subsidiaries to conduct the Borrower's catalog business and expand it into electronic commerce. In return, F&C.com will pay the Borrower a royalty equal to the greater of (a) $750,000 for each fiscal year and (b) 1.5% of F&C.com revenues in that fiscal year. The royalty will be payable at the end of the first fiscal year (the amount of which will be pro rated for the remaining portion of such first fiscal year) and on a quarterly basis thereafter. The license agreement provides that if F&C.com fails to meet certain annual performance criteria, the Borrower may terminate the license. These performance criteria consist of (x) payment of all royalty payments and payments under the Operating Agreement (referred to below) within 30 days of due date and (y) F&C.com's continuing solvency. Upon an IPO or a sale or change of control of F&C.com, F&C.com would have the option to "buy out" the obligation to make ongoing cash royalty payments.

         (5) At the time it makes its contribution to F&C.com, the Borrower and certain of its Subsidiaries will also enter into an Operating Agreement (the "Operating Agreement") with F&C.com which sets out terms relating to retail and transfer pricing, promotions and advertising, returns, cross marketing (including installation by the Borrower of kiosks in stores to access the F&C.com website), customer service and customer information, a short term rental by F&C.com of Borrower office and warehouse space (terminable by either party on 60 days' notice), warehousing, shipping and other logistics and related operational matters. Transfer prices for goods F&C.com buys from the Borrower are equal to the Borrower's purchase order cost plus freight and handling costs. The price for "special orders" that the Borrower buys from F&C.com, is (a) 105% of F&C.com's "landed cost" (that is, purchase order cost, inbound freight cost and handling (i.e., distribution center) cost) plus (b) 100% of F&C.com's outbound freight cost. Sales at store kiosks are for F&C.com's account, but F&C.com will pay the Borrower a fee for such sales equal to 5% of the retail price. The rental rate for Borrower office and warehouse space is a pass-through of the Borrower's cost.

         (6) The Borrower has requested that the Lenders agree to modify certain of the provisions of the Credit Agreement in order to permit the transactions described in paragraphs (3) through (5) above (the "F&C.com Transaction").

         (7) The Lenders have agreed to amend and waive the Credit Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

         SECTION 1. Amendments of Certain Provisions of the Credit Agreement. The Credit Agreement is, upon the Effective Date (as hereinafter defined), hereby amended as follows:

                  (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

                  (i) The definition of "Applicable Margin" is amended by deleting the table set forth therein and replacing it with the following:


                                      Tranche A Term Facility/                    Tranche B Term Facility
                                     Revolving Credit Facility
----------------------------------------------------------------------------------------------------------------

                             Prime Rate Advances     Eurodollar Rate     Prime Rate Advances     Eurodollar Rate
                                                         Advances                                    Advances
----------------------------------------------------------------------------------------------------------------
Level I                             .625%                 1.875%                2.00%                 3.25%

less than 2.5:1


Level II                            .875%                 2.125%                2.00%                 3.25%

2.5:1 or greater,
but less than 3.0:1


Level III                           1.125%                2.375%                2.25%                 3.50%

3.0:1 or greater,
but less than 3.5:1


Level IV                            1.75%                 3.00%                 2.50%                 3.75%

3.5:1 or greater,
but less than 4.0:1


Level V                             2.00%                 3.25%                 2.50%                 3.75%

4.0:1 or greater prior to
July 31, 2001

Level VI                            2.25%                 3.50%                 2.75%                 4.00%

4.0:1 or greater on and
after July 31, 2001

                  (ii) The definition of the term "Consolidated" is amended by inserting, before the period at the end thereof, the following proviso:

                  "; provided, however, that as applied to the accounts of any Loan Party and its Subsidiaries, such term shall expressly exclude the accounts of QSI Newco, F&C, Inc., F&C.com and all subsidiaries thereof".

                  (iii) The definition of "EBITDA" is amended in full to read as follows:

                  " 'EBITDA' means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss), (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) all extraordinary, unusual or non-recurring losses (and in any event including all write-offs resulting from SFAS 121 adjustments, and all non-cash losses, and including without limitation, costs associated with closing the Iowa facility, severance payments, stay bonuses, and other integration costs) deducted in determining such net income (or net loss) less all extraordinary, unusual or non-recurring gains added in determining the net income (or net loss) for such Period, (g) all expenses relating to the Merger (including without limitation, costs associated with closing the Iowa facility, severance payments, stay bonuses, and other integration costs) to the extent deducted from such net income (or net loss) for such Period, and (h) all cash and non-cash restructuring charges incurred prior to January 31, 2001 in connection with the closure of the stores listed on Schedule A hereto in an aggregate amount not to exceed $8,000,000, in each case of Holding and its Subsidiaries (including, without limitation, for all calculations of EBITDA, the Company and its Subsidiaries), determined in accordance with GAAP for such period.

                  (iv) The definition of the term "Fixed Charge Coverage Ratio" is amended in full to read as follows:

                  " 'Fixed Charge Coverage Ratio' means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA for the most recently completed four fiscal quarters of Holding or its Subsidiaries less (ii) the amount of cash Capital Expenditures made by Holding and its Subsidiaries during such fiscal period less (iii) the amount of cash income taxes paid by Holding and its Subsidiaries during such four fiscal quarter period to (b) the sum of (i) cash interest payable on all Debt for Borrowed Money plus (ii) scheduled principal amounts of all Debt for Borrowed Money required to be repaid (in the case of Advances other than Advances under the Term Facilities, only to the extent accompanied by a permanent reduction in the related Commitments), in the case of each item specified in this clause (b), by Holding and its Subsidiaries during such four fiscal quarters.".

                  (v) The definition of "Net Cash Proceeds" is amended by:

                  (A) inserting immediately after the word "interest" where first occurring the parenthetical "(except the sale of capital stock of Holding to some or all of the Equity Investors and other persons for $15,000,000 in accordance with Section 4(d) of the Amendment No. 2 and Waiver to the Second Amended and Restated Credit Agreement ("Amendment No. 2") and the additional sale of capital stock of Holding to some or all of the Equity Investors and other persons for $5,000,000, such additional sale to take place no later than 30 days after the Effective Date of Amendment No. 2)",

                  (B) inserting immediately after the word "Person" where first occurring the words, "any royalty payments made by F&C.com to the Borrower pursuant to the License Agreement, any proceeds received by any Loan Party from (i) an IPO, sale or change of control of F&C.com or (ii) the buy out of the obligation to make ongoing cash royalty payments pursuant to the License Agreement following an IPO, sale or change of control,",

                  (C) deleting the proviso at the end of the definition in its entirety and replacing it with the following proviso:

                                    "provided,  however,  that  (A) the Net Cash
                                    Proceeds  from the sale of the  distribution
                                    center at Fostoria, Ohio pursuant to Section
                                    5.02(e)(viii) shall be 50% only of the first
                                    $8,000,000   of   the   cash   received   in
                                    connection with the transaction and 30% only
                                    of the cash in excess of $8,000,000 received
                                    in connection  with the  transaction,  after
                                    making the  deductions  specified in clauses
                                    (a), (b) and (c), (B) the Net Cash  Proceeds
                                    from the  sale of any  other  real  property
                                    pursuant to Section 5.02(e)(ix) shall be 70%
                                    only of the cash received in connection with
                                    the transaction  after making the deductions
                                    specified  in clauses  (a),  (b) and (c) and
                                    (C)  the  Net  Cash  Proceeds  from  (i) any
                                    royalty  payments  made  by  F&C.com  to the
                                    Borrower pursuant to the License  Agreement,
                                    (ii) an IPO,  sale or change of  control  of
                                    F&C.com,   or  (iii)  the  buy  out  of  the
                                    obligation to make ongoing cash royalty payments pursuant to the License Agreement following an IPO, sale or change of control shall be 50% only of the cash received in connection with these transactions after making the deductions specified in clauses
                                    (a), (b) and (c)".

                           (vi) The definition of "Subsidiary" is hereby amended
                  by inserting, before the period at the end thereof, the following proviso:

                           "; provided,  however,  that neither QSI Newco,  F&C,
                  Inc.,   F&C.com  nor  any  of  their   subsidiaries  shall  be
                  considered a "Subsidiary" of any Loan Party".

                  (b) Section 1.01 of the Credit Agreement is further amended by adding the following definitions thereto:

                           "Contribution   Agreement"   means  the  Contribution
                  Agreement dated as of July 13, 2000 between F&C.com and the Borrower, as the same may be amended, modified or otherwise supplemented from time to time in accordance with the provisions of this Agreement.

                           "F&C.com"  means  FarmandCountry.Com  LLC, a Delaware
                  limited liability company.

                           "F&C.com   Documents"   means,   collectively,    the
                  Contribution   Agreement,   the  License   Agreement  and  the
                  Operating Agreement.

                           "F&C,  Inc." means FandC  Holding,  Inc.,  a Delaware
                  corporation.

                           "IVW" means Internet Venture Works,  Inc., a Delaware
                  corporation.

                           "License Agreement" means the License Agreement to be
                  entered into among the Borrower and certain Subsidiaries thereof, as licensors, and F&C.com, as licensee, as contemplated by the Contribution Agreement, as such License Agreement may be amended, modified or otherwise supplemented from time to time in accordance with the provisions of this Agreement.

                           "Operating  Agreement" means the Operating  Agreement
                  to be entered into among the Borrower, certain Subsidiaries thereof and F&C.com, as contemplated by the Contribution Agreement, as such Operating Agreement may be amended, modified or otherwise supplemented from time to time in accordance with the provisions of this Agreement.

                           "Permitted  Closed Store " means (i) a store which is
                  closed upon the expiration of the lease for such store in accordance with its terms, (ii) through the period commencing on the Effective Date and ending on January 31, 2001, any stores listed on Schedule A hereto, and (iii) for the Fiscal Year commencing in 2001 and each subsequent Fiscal Year until the Termination Date, the first 10 stores closed in any such Fiscal Year (not including stores closed pursuant to clause
                  (i) above).

                           "Positive  EBITDA"  means,  for each period listed in
                  Section 5.02(p), 75% of the amount by which the actual EBITDA for the preceding Fiscal Year exceeds the amount listed in
                  Section 5.04(f) for the preceding Fiscal Year.

                           "QSI  Newco"  means  QSI  Newco,   Inc.,  a  Delaware
                  corporation.

                           "Senior  Debt"  means  the  aggregate  amount  of the
                  Advances and the Available Amount of Letters of Credit Outstanding."

                           "Senior Debt to Inventory Ratio" means, for any given
                  date, a ratio of (A) Senior Debt of Holding and its Subsidiaries as of such date to (B) Inventory of Holding and its Subsidiaries on such date."

                  (c) Section 2.06(b)(ii) of the Credit Agreement is amended by:

                           (i) inserting at the end of the parenthetical in clause (A) thereof the words, "except the sale, lease, transfer or other disposition of assets following the closure of a store which is not a Permitted Closed Store", and

                           (ii) deleting the proviso at the end thereof in its entirety and replacing it with the following proviso:

                           "provided, however, that 100% of the amount of such prepayment in respect of a Term Facility shall be applied to the installments of such Term Facility in inverse order of maturity (with the exception of (i) 28.57% of the Net Cash Proceeds received in connection with the sale of any other real property pursuant to Section 5.02(e)(ix) and (ii) the Net Cash Proceeds received from any royalty payments made by F&C.com to the Borrower pursuant to the License Agreement, which shall be applied to the installments of such Term Facility in direct order of maturity). Upon the payment in full of the Term Advances, there shall be no further mandatory prepayments pursuant to this Section 2.05(b)(ii)."

                  (d) Section 2.07(a)(i) of the Credit Agreement is amended by replacing the words, "March, June, September and December" with the word "month";

                  (e) Section 2.08(a) of the Credit Agreement is amended by replacing the words, "March, June, September and December" with the word "month";

                  (f) Section 2.08(b)(i) of the Credit Agreement is amended by replacing the words, "March, June, September and December" with the word "month";

                  (g) Section 5.01(k) of the Credit Agreement is amended in full to read as follows:

                  "(k)  Cash  Management.   Maintain  main  cash   concentration
         accounts with Comerica Bank or one or more other banks acceptable to the Administrative Agent that have accepted the assignment of such accounts to the Administrative Agent pursuant to the Security Agreement and have executed a blocked account agreement in respect of each such account in form and substance satisfactory to the Administrative Agent, provided, however, that upon written request of the Administrative Agent, the Borrower will within 30 days (i) move the main cash concentration account to Fleet, (ii) close any cash concentration account maintained at banks other than Fleet and (iii) execute and deliver all amendments and other documents, in such form as is required by the Administrative Agent, necessary to amend the Loan Documents so that Advances are made and receipts applied to repay or prepay the Advances daily on a fully followed basis."

                  (h) Section 5.01(m) of the Credit Agreement is amended in full to read as follows:

                  "(m) Deposit Accounts. In the case of the Borrower and its Subsidiaries, use their reasonable efforts to deliver, on or prior to October 31, 2000, consents, in the form attached hereto as Exhibit K, from each bank at which a deposit account is maintained, which consents shall provide that each such bank agrees to transfer to a cash concentration account maintained at Comerica Bank of Detroit at the beginning of each Business Day, in same day funds, an amount equal to the credit balance of such deposit account."

                  (i) Section 5.01(n) of the Credit Agreement is amended as follows:

                  (i) by deleting the words in the first sentence prior to the beginning of clause (A) thereof and replacing those words with the following:

                           "(n)  Mortgages.  At the  expense  of  the  Borrower,
                  deliver to the Administrative Agent deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust in form and substance reasonably satisfactory to the Administrative Agent (as amended, supplemented or otherwise modified from time to time in accordance with their terms, the "Mortgages") and covering (i) all of the owned real property of the Borrower and its Subsidiaries (the "Owned Real Property") on or prior to December 31, 2000, provided that such Mortgages will be delivered in the order of priority directed by the Administrative Agent in the exercise of its reasonable discretion, and at least 50% of the Mortgages covering the Owned Real Property will be delivered by November 15, 2000 with the remainder to be delivered by December 31, 2000, provided further that if, following the use of its reasonable best efforts, the Borrower fails to deliver Mortgages on no more than 5 of the Owned Real Properties by December 31, 2000, the Borrower shall have until January 31, 2001 for delivery of such Mortgages or such later date as the Administrative Agent may determine in the exercise of its reasonable discretion, and (ii) the leased properties that the Administrative Agent determines, in its reasonable judgment, to be necessary or desirable in connection with the Facilities, together with, in the case of each of the Mortgages referenced in clauses (i) through (ii) above, the following additional documents (provided, however, that in lieu of the requirements of clauses (B) and (C) below, within 30 days of the delivery of each of the Mortgages referred to above, the Borrower and each other Loan Party providing a Mortgage may deliver to the Administrative Agent a certificate of the Secretary of the Borrower and such other Loan Parties setting forth the Liens which have priority over the Liens in favor of the Lender Parties on the properties described in the Mortgages):", and

                  (ii) by deleting from clause (A) thereof the words, "on or before August 7, 1999".

                  (j) Section 5.01(o) of the Credit Agreement is amended by deleting the words "on or prior to August 7, 1999" and substituting therefor the words "on or prior to October 31, 2000".

                  (k) Section 5.02(b)(iv) of the Credit Agreement is amended by inserting at the end thereof the proviso, "provided, however, that such Debt shall be evidenced by promissory notes delivered to the Administrative Agent on or prior to October 31, 2000 in such form as is satisfactory to the Administrative Agent, and such promissory notes shall be pledged to the Administrative Agent to secure the payment of all Obligations of the Loan Parties under the Loan Documents".

                  (l) Section 5.02(e)(i) of the Credit Agreement is hereby amended in full to read as follows:

                  "(i) (A) sales of Inventory by the Borrower and its Subsidiaries in the ordinary course of its business, (B) sales or other disposals of obsolete, damaged or unmarketable inventory including sales of inventory resulting from store closures, provided that upon the sale of inventory resulting from the closure of a store which is not a Permitted Closed Store, the Borrower shall, to the extent required by Section 2.06(b)(ii), prepay Advances pursuant to and in the amount and order of priority set forth in, Section 2.06(b)(ii), (C) the contribution of assets to F&C.com pursuant to the Contribution Agreement, and the licensing of certain of the intellectual property of the Borrower and its Subsidiaries to F&C.com pursuant to the License Agreement, and (D) the sale of inventory and other assets by the Borrower and its Subsidiaries pursuant to the Operating Agreement";

                  (m) Section 5.02(e) of the Credit Agreement is amended by deleting clause (viii) and inserting at the end thereof the following new clauses (viii) and (ix) as follows:

                  "(viii) the sale of the distribution center located at Fostoria, Ohio by Quality Farm & Fleet, Inc. solely for cash and for fair value, provided that the Borrower shall, to the extent required by Section 2.06(b)(ii), prepay Advances pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(ii).

                  (ix) the sale of any real property by the Borrower or any Subsidiary of the Borrower solely for cash and for fair value, provided that the Borrower shall, to the extent required by
                  Section 2.06(b)(ii), prepay Advances pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(ii)."

                  (n) Section 5.02(f) of the Credit Agreement is hereby amended by (i) deleting the word "and" after the semicolon in paragraph (ix) thereof, (ii) inserting "; and" in lieu of the period at the end of paragraph (x) thereof, and (iii) adding thereto a new paragraph (xi) to read as follows:

                  "(xi) Investments by the Borrower and its Subsidiaries in QSI Newco, F&C, Inc. and F&C.com in an aggregate outstanding amount not to exceed $1,000,000; provided that with respect to Investments made under this clause (xi): (1) the Borrower and Quality Stores Services, Inc., a Michigan corporation ("QSS"), shall execute supplements to the Security Agreement in form and substance satisfactory to the Administrative Agent, assigning and pledging to the Administrative Agent each Loan Parties' rights under the F&C.com Documents,
                  duly   pledging  the  capital   stock  of  QSI  Newco  to  the
                  Administrative  Agent under the  Security  Agreement,  and QSS shall deliver to the Administrative Agent certificates representing the shares of capital stock of QSI Newco accompanied by undated stock powers executed in blank; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (3) the Borrower shall not, and shall not permit any of its Subsidiaries to, extend credit to F&C.com other than credit in the amount of $500,000 or less at any time and on terms of 30 days or less; (4) the transfer prices for goods F&C.com buys from the Borrower or any of its Subsidiaries shall not be less than the Borrower's fully allocated cost which will be calculated according to the methodology used in the valuation of the Borrower's other inventory;"

                  (o) Section 5.02(l) of the Credit Agreement is hereby amended in full to read as follows:

                  "(l) Amendment, Etc. of Related Documents and F&C.com Documents. Cancel or terminate any Related Document or F&C.com Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any such Related Document or F&C.com Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any such Related Document or F&C.com Document, agree in any manner to any other amendment, modification or change of any term or condition of any such Related Document or F&C.com Document or take any other action in connection with any such Related Document or F&C.com Document that could, in any such case, reasonably be expected to have a Material Adverse Effect or that would have a material adverse effect on the rights or interests of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing."

                  (p) Section 5.02(p) of the Credit Agreement is hereby amended by deleting the table set forth in that section and substituting therefor the following:


          Period                                       Amount
          -------------------------------------------------------------

          August 30, 2000 - January 31,              $3,500,000
          2001

          Fiscal Year Ending in 2002                 $17,500,000

          Fiscal Year Ending in 2003                 $20,000,000
                                                    plus Positive
                                                        EBITDA

          Fiscal Year Ending in 2004                  $20,000,000
                                                    plus Positive
                                                        EBITDA

          Fiscal Year Ending in 2005                  $20,000,000
                                                    plus Positive
                                                        EBITDA

          Fiscal Year Ending in 2006                  $20,000,000
                                                    plus Positive
                                                        EBITDA


                  (q) Section 5.02 of the Credit Agreement is hereby amended by adding new subsections (q), (r) and (s) at the end thereof as follows:

                  "(q) Open New Stores. Through the period commencing on the Effective Date and ending on July 31, 2001, open, or permit any of its Subsidiaries to open, any new stores, other than the stores listed on Schedule B hereto, without the written consent of the Administrative Agent.

                  (r) Open New  Deposit  Accounts.  Open,  or permit  any of its
                  Subsidiaries to open, any new deposit accounts (other than deposit accounts opened at a bank which has delivered a consent, in the form attached hereto as Exhibit K) without the written consent of the Administrative Agent.

                  (s) Equity and Management Fees. Make, or permit any of its Subsidiaries to make, any cash payment of equity fees or management fees (other than reasonable out of pocket expenses) to the Equity Investors or other persons, other than equity and management fees not to exceed in any one month $30,000 paid while ever there shall not exist a Default or an Event of Default pursuant to Section 6.01(e) or resulting from the failure of any Loan Party to perform or observe any term, covenant or agreement contained in Section 5.01(n) or 5.04;";

                  (r) Section 5.03(b) of the Credit Agreement is amended by inserting at the end thereof the following:

                  "together with (i) an operations report setting forth the variance from plan for the Borrower and its Subsidiaries of
                  (A) revenues, (B) gross margin, (C) operating expenses, (D) inventory levels, (E) the outstanding balance of the Revolving Credit Facility, (F) accounts payable and (G) any other item requested by the Administrative Agent, (ii) a report in form satisfactory to the Administrative Agent setting forth the aging of accounts payable, (iii) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing and (iv) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.04(d) and (e), provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP in effect as of the Effective Date."

                  (s) Section 5.03(c) and (d) of the Credit Agreement are amended by deleting the reference "5.04(a) through (d)" immediately before the proviso to each of those Sections and substituting therefor the reference "5.04(a) through (f)".

                  (t) Section 5.03(p) of the Credit Agreement is hereby amended in full to read as follows:

                 "(p) Borrowing Base Certificate. As soon as available and in any event by 12:00 Noon (Boston, Massachusetts time) on the Thursday of each alternate week, a Borrowing Base Certificate, as at the end of the previous week, certified by the chief financial officer of the Borrower, provided that the Borrower shall also deliver a Borrowing Base Certificate by 12:00 Noon (Boston, Massachusetts time) on the 5th Business Day following the last day of each month which shall include a statement that the Borrower is in compliance with the covenant contained in Section 5.04(e), or if a Default has occurred and is continuing under Section 5.04(e), a statement to that effect, and a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenant contained in Section 5.04(e)."

                  (u) Section 5.04 of the Credit Agreement is amended by deleting the Section in its entirety and substituting therefor the following:

                  "SECTION 5.04. Financial Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, Holding will:

                  (a) Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter of Holding a Fixed Charge Coverage Ratio for the most recently completed four fiscal quarters of Holding and its Subsidiaries of not less than the amount set forth below for such period.

      Four Fiscal Quarters Ending Closest To                Ratio
      -----------------------------------------------------------------------

              October 31, 2000                              0.65
              January 31, 2001                              0.65
              April 30, 2001                                0.87
              July 31, 2001                                 1.03
              October 31, 2001                              1.05
              January 31, 2002                              1.05
              April 30, 2002                                1.05
              July 31, 2002                                 1.07
              October 31, 2002                              1.09
              January 31, 2003                              1.10

              April 30, 2003                                1.10
              July 31, 2003                                 1.10
              October 31, 2003                              1.10
              January 31, 2004                              1.10
              April 30, 2004                                1.10
              July 31, 2004                                 1.10
              October 31, 2004                              1.10
              January 31, 2005                              1.00
              April 30, 2005                                1.00
              July 31, 2005                                 1.00
              October 31, 2005                              1.00
              January 31, 2006                              1.00
              April 30, 2006                                1.00

                  (b) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of Holding a ratio of Consolidated EBITDA for the most recently completed four fiscal quarters of Holding and its Subsidiaries to cash interest payable on all Debt of the Borrower and its Subsidiaries during such four fiscal quarter period of not less than the ratio set forth below for such fiscal quarter:

Four Fiscal Quarters Ending Closest To                       Ratio
------------------------------------------------------------------------------
             October 31, 2000                                 1.85
             January 31, 2001                                 1.85
             April 30, 2001                                   1.85
             July 31, 2001                                    1.85
             October 31, 2001                                 1.95
             January 31, 2002                                 2.05
             April 30, 2002                                   2.10
             July 31, 2002                                    2.15
             October 31, 2002                                 2.15
             January 31, 2003                                 2.20
             April 30, 2003                                   2.25
             July 31, 2003                                    2.30
             October 31, 2003                                 2.35
             January 31, 2004                                 2.40
             April 30, 2004                                   2.45
             July 31, 2004                                    2.50
             October 31, 2004                                 2.55
             January 31, 2005                                 2.60
             April 30, 2005                                   2.65
             July 31, 2005                                    2.70
             October 31, 2005                                 2.75
             January 31, 2006                                 2.80

             April 30, 2006                                   2.85

                  (c) Debt to EBITDA Ratio. Maintain at the end of each fiscal quarter of Holding a Debt to EBITDA Ratio of Holding and its Subsidiaries of not more than the ratio set forth below for each period set forth below.

    Four Fiscal Quarters Ending Closest To                    Ratio
    ------------------------------------------------------------------------
                 October 31, 2000                              5.25
                 January 31, 2001                              5.25
                 April 30, 2001                                5.15
                 July 31, 2001                                 5.00
                 October 31, 2001                              4.60
                 January 31, 2002                              4.20
                 April 30, 2002                                4.20
                 July 31, 2002                                 4.10
                 October 31, 2002                              4.00
                 January 31, 2003                              3.90
                 April 30, 2003                                3.90
                 July 31, 2003                                 3.85
                 October 31, 2003                              3.70
                 January 31, 2004                              3.55
                 April 30, 2004                                3.50
                 July 31, 2004                                 3.45
                 October 31, 2004                              3.40
                 January 31, 2005                              3.20
                 April 30, 2005                                3.00
                 July 31, 2005                                 3.00
                 October 31, 2005                              3.00
                 January 31, 2006                              3.00
                 April 30, 2006                                3.00

                  (d) Revolver Paydown. Maintain outstanding, for any period of 30 consecutive calendar days (or, for the entire period or date set forth below if that period is less than 60 days), Revolving Credit Advances of not more than the amount set forth below for each corresponding period or date set forth below:

          Period                                                  Amount
          -----------------------------------------------------------------
          September 22, 2000 - October 31, 2000                $147,150,000
          November 1, 2000 - December 3, 2000                  $143,000,000
          December 4, 2000 - January 1, 2001                   $126,000,000
          January 2, 2001 - January 30, 2001                   $96,000,000
          January 31, 2001                                     $93,500,000
          June 15, 2001 - August 15, 2001                      $115,000,000

          December 15, 2001 - February 15, 2002                $95,000,000
          June 15, 2002 - August 15, 2002                      $105,000,000
          December 15, 2002 - February 15, 2003                $85,000,000
          June 15, 2003 - August 15, 2003                      $100,000,000
          December 15, 2003 - February 15, 2004                $80,000,000
          June 15, 2004 - August 15, 2004                      $100,000,000

                  (e) Senior Debt to Inventory Ratio. Maintain on the dates set forth below, a Senior Debt to Inventory Ratio of Holding and its Subsidiaries of not more than the ratio set forth below for each such date set forth below, provided that, for the dates from February 28, 2001 until December 31, 2001, Holding will not be in breach of this covenant unless it fails to maintain the necessary Senior Debt to Inventory Ratio for two consecutive dates set forth below.

                   Date                            Ratio
          ------------------------------------------------

          January 31, 2001                         0.87
          February 28, 2001                        0.90
          March 31, 2001                           0.87
          April 30, 2001                           0.86
          May 31, 2001                             0.85
          June 30, 2001                            0.83
          July 31, 2001                            0.82
          August 31, 2001                          0.84
          September 30, 2001                       0.82
          October 31, 2001                         0.82
          November 30, 2001                        0.82
          December 31, 2001                        0.80
          January 31, 2002                         0.82
          April 30, 2002                           0.79
          July 31, 2002                            0.75
          October 31, 2002                         0.74
          January 31, 2003 and thereafter          0.70


                  (f) Minimum EBITDA. Maintain at all times EBITDA of Holding and its Subsidiaries not less than the amount set forth below for each period set forth below:

                  Period                                     Amount
                  --------------------------------------------------------
                  Fiscal Year Ending 2001                    $83,000,000
                  Fiscal Year Ending 2002                    $97,000,000
                  Fiscal Year Ending 2003                    $100,000,000
                  Fiscal Year Ending 2004                    $104,000,000
                  Fiscal Year Ending 2005                    $109,000,000
                  Fiscal Year Ending 2006                    $115,000,000"

                  (v) Section 6.01 is amended by adding immediately before the paragraph commencing "then" the following subsection:

                  "(p) any Loan Party shall be in default under any contract, lease or other instrument, binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties other than contracts, leases or other instruments evidencing Debt, and the consequence of such default is to confer rights upon any person against the Borrower or any of its Subsidiaries which, if exercised, can be reasonably expected to have a Material Adverse Effect;";

                  (w) A new Section 7.07 is inserted as follows:

                           "SECTION 7.07. Inspection and Verification. Once per year at the Borrower's own cost and expense not to exceed $25,000, and, once per quarter at the Administrative Agent's cost and expense if the Administrative Agent, in the exercise of its reasonable judgment, considers such inspection necessary, the Administrative Agent and such persons as the Administrative Agent may reasonably designate shall have the right, to inspect the Collateral, all records related thereto (and to make extracts and copies of such records) and the premises upon which any of the Collateral is located, to discuss the Borrower's affairs with the officers of the Borrower and their independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral. The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party."

                  (x) Schedule I to the Credit  Agreement is amended by deleting
         the  figure   "$100,000,000"   under  the  heading  "Letter  of  Credit
         Commitment" and replacing it with the figure "$20,000,000".

                  (y) A new Exhibit K is added to the Credit Agreement as set forth on Exhibit K hereto.

         SECTION 2. Acknowledgement of Lenders. Subject to the occurrence of the Effective Date, the Lenders hereby agree and acknowledge that the provisions of
Section 5.01(j) of the Credit Agreement ("Transactions with Affiliates") will not be violated by the F&C.com Transaction.

         SECTION 3. Waiver. Subject to the occurrence of the Effective Date each Lender hereby agrees to waive (i) the requirements of Section 5.04(a), (b) and
(c) for the period of four fiscal  quarters  ending closest to July 31, 2000 and
(ii) the Event of Default that has occurred and is in existence under Section 5.04(d) of the Credit for the period ending August 15, 2000.

         SECTION 4. Conditions of Effectiveness of this Amendment and Waiver. This Amendment and Waiver shall become effective as of the date first above written on the Business Day when, and only when, the following conditions shall have been satisfied (such date being, for purposes hereof, the "Effective Date"), provided, however, that if all of the following conditions are not satisfied by 5:00 P.M. on September 22, 2000 this Amendment and Waiver will become null and void and have no effect unless the Administrative Agent consents otherwise:

                  (a) The Administrative Agent shall have received counterparts of (i) this Amendment and Waiver executed by the Borrower, Holding and the Required Lenders or, as to any of the Lender Parties, advice satisfactory to the Administrative Agent that such Lender Party has executed this Amendment and Waiver (ii) the Consent dated as of the date hereof (a copy of which is attached hereto), executed by each of the Loan Parties and (iii) the Consent dated as of the date hereof (a copy of which is attached hereto), executed by J.W. Childs Associates, L.P. and Fenway Partners, Inc..

                  (b) The Administrative Agent shall have received:

                           (i) counterparts duly executed by QSS, in form and substance satisfactory to the Administrative Agent, of a Supplement to the Subsidiary Guaranty, and a Supplement to the Security Agreement (the "QSS Supplements") pledging the capital stock of QSI Newco to the Administrative Agent under the Security Agreement , together with certificates representing the shares of capital stock of QSI Newco referred to in the Supplement accompanied by undated stock powers executed in blank;

                           (ii) counterparts of a Supplement to the Security Agreement in form and substance satisfactory to the Administrative Agent (the "F&C Supplement" and together with this Amendment and Waiver, the Consents and the QSS Supplements, collectively, the "Amendment Documents"), duly executed by the Borrower and the Subsidiary Guarantors pledging the F&C.com Documents to the Administrative Agent under the Security Agreement

                           (iii) an  updated  list of  locations  at which  each
                  Grantor keeps Equipment and Inventory identifying those locations at which a Grantor has commenced to keep Equipment and Inventory since the date of execution of Amendment No. 1;

                           (iv) signed originals of proper financing statements,
                  to be filed on or before the Effective Date under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement, as supplemented by the QSS Supplements and the F&C Supplement; and

                           (v) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, as supplemented by the Supplement has been taken, including any filings with the U.S. Patent and Trademark Office or the United States Copyright Office.

                  (c) The Administrative Agent shall have received a favorable opinion of Sullivan & Worcester, counsel for the Borrower and Holding, in form and substance satisfactory to the Administrative Agent.

                  (d) The Administrative Agent shall have received written evidence that some or all of the Equity Investors along with other persons, have invested in Holding not less than $15,000,000 through the purchase for cash of common stock of Holding to be used for the operation of the business of the Loan Parties.

                  (e) The Administrative Agent shall have received certified copies of each of the F&C.com Documents in existence on such date, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, in each case certified by a Responsible Officer.

                  (f) On the Effective Date, and after giving effect to the effectiveness of this Amendment and Waiver and the consummation of the F&C.com Transaction, (i) the representations and warranties contained in each of the Loan Documents (including, without limitation, in Section 6 of this Amendment and Waiver) shall be correct in all material respects as though made on and as of the Effective Date (other than any such representations or warranties that, by their terms, refer to a specific date other than the Effective Date, in which case as of such specific date) and (ii) no event shall have occurred and be continuing that would constitute a Default.

                  (g) The Administrative Agent shall have received a certificate of the Chief Financial Officer of the Borrower confirming satisfaction of the conditions specified in paragraph (f) above.

                  (h) The Administrative Agent shall have received from the Borrower, on or before the Effective Date, an amendment fee equal to 0.15% of the Commitments of the Lenders who have signed this Amendment and Waiver by the later of (i) 12:00 Noon on September 22, 2000 and
         (ii) the date on which the Required Lenders have signed this Amendment and Waiver, payable to those Lenders who sign this Amendment and Waiver according to the pro rata share of the Commitments of each such Lender.

                  (i) All of the reasonable accrued and unpaid fees and expenses of counsel and accountants for the Administrative Agent shall have been paid in full, including, without limitation, the fees and expenses of FTI/Policano & Manzo, L.L.C. and Shearman & Sterling.

         The effectiveness of this Amendment and Waiver is further conditioned upon the accuracy of all of the factual matters described herein. This Amendment and Waiver is further subject to the provisions of Section 9.01 of the Credit Agreement.

         SECTION 5. Condition Subsequent. On or prior to October 31, 2000 the Borrower shall have delivered to the Administrative Agent an Intellectual Property Security Agreement, duly executed by the Borrower and the Subsidiary Guarantors, in form and substance satisfactory to the Administrative Agent.

         SECTION 6. Representations and Warranties. Each of Holding and the Borrower hereby represents and warrants as follows:

                  (a) The execution, delivery and performance by each Loan Party of any of the Amendment Documents to which it is or is to be a party, and the consummation of the transactions contemplated hereby and thereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to such Loan Party, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture (including without limitation the Indenture), mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties other than as specified in the Credit Agreement, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably expected to have a Material Adverse Effect.

                  (b) Other than those that would not reasonably be expected to have a Material Adverse Effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required to be obtained by the Loan Parties in connection with the execution and delivery, or performance by any Loan Party of any of its obligations under, any Amendment Document to which it is a party.

                  (c) Each Amendment Document has been duly executed and delivered by each Loan Party party thereto, and is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights or by equitable principles generally.

                  (d) No Loan Party has an  existing  claim  against  any Lender
         Party arising out of, relating to or in connection with the Loan Documents.

                  (e) No Loan Party is in breach of, or in default under, the 10-5/8% Senior Notes due 2007 issued by the Borrower, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, where the consequence of such default is to confer rights upon any person against the Borrower or any of its Subsidiaries which, if exercised, can be reasonably expected to have a Material Adverse Effect.

                  (f) Set forth on Schedule C hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

                  (g) Set forth on Schedule D hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the best of the knowledge of the Loan Party or Subsidiary which leases the property, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

         SECTION 7. Waiver and Release. The Borrower and Holding hereby waive and agree not to assert any claims or causes of action against the Administrative Agent, the Syndication Agent, the Documentation Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, whether known or unknown, matured or contingent, including, without limitation, for special, indirect, consequential or punitive damages, arising out of or otherwise relating to, or in connection with, this Amendment and Waiver, the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions entered into in connection therewith.

         SECTION 8. Reference to and Effect on the Loan Documents.

                  (a) On and after the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended and otherwise modified hereby.

                  (b) The Credit Agreement, the Notes and each of the other Loan Documents, except to the extent of the amendments and other modifications specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under and in respect of the Loan Documents, as amended and otherwise modified by this Amendment and Waiver.

                  (c) The execution, delivery and effectiveness of this Amendment and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender Party or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         SECTION 9. Costs and Expenses. The Borrower hereby agrees to pay, upon demand, all costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel and financial advisors for the Administrative Agent) in connection with the preparation, execution, delivery, administration, syndication, modification and amendment of this Amendment and Waiver and the other documents, instruments and agreements to be delivered hereunder, all in accordance with the terms of Section 9.04 of the Credit Agreement.

         SECTION 10. Execution in Counterparts. This Amendment and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

         SECTION 11. Governing Law. This Amendment and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 12. Waiver of Jury Trial. Each of the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Amendment and Waiver or the actions of the Administrative Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    QUALITY  STORES,  INC.  (FORMERLY  KNOWN
                                    AS CENTRAL TRACTOR FARM & COUNTRY,
                                    INC.)


                                    By: /s/ Denny L. Starr
                                        Title: CFO


                                    QSI HOLDINGS, INC. (FORMERLY KNOWN AS
                                    CT HOLDING, INC.)


                                    By: /s/ Denny L. Starr
                                        Title: CFO


                                    FLEET NATIONAL BANK, as Administrative Agent and as Lender)


                                    By: /s/
                                        Title: Vice President

                         LENDERS

                         BANK OF AMERICAN. N.A.

                         By: /s/
                              Title:  Principal

                         STEIN ROE & FARNHAM CLO I LTD.
                         By: Stein Roe & Farnham Incorporated
                               as Portfolio Manager

                         By: /s/ James R. Fellows
                              Title: Sr. Vice President and Portfolio Manager

                         FIRST UNION NATIONAL BANK

                         By: /s/ Helen F. Wessling
                              Title: Senior Vice President/Director

                         U.S. BANK NATIONAL ASSOCIATION

                         By: /s/
                              Title: Senior Vice President

                         THE HUNTINGTON NATIONAL BANK

                         By: /s/ M. W. DeLoof
                              Title: Vice President

                         HELLER FINANCIAL, INCORPORATED

                         By: /s/ Sheila C. Welmer
                              Title: Vice President

                         COMERICA BANK

                         By: /s/
                              Title: Vice President

                         KEY CORPORATE CAPITAL

                         By: /s/ Alex Strazzella
                              Title: Vice President

                         BHF (USA) CAPITAL CORPORATION

                         By: /s/ Nina Zhou
                              Title: Associate

                         By: /s/ Christopher J. Ruzzi
                              Title: Vice President

                         UNION BANK OF CALIFORNIA, N.A.

                         By: /s/ J. William Bloore
                              Title: Vice President

                         FIRSTAR BANK, NATIONAL ASSOCATION

                         By: /s/ Derek S. Roudebush
                              Title: Vice President

                         NATIONAL CITY BANK

                         By: /s/ Wilmer J. Jacobs
                              Title: Assistant Vice President

                         SEQUILS PILGRIM I LTD.
                         By: Pilgrim Investments, Inc. as its Investment Manager

                         By: /s/ Charles E. LeMieux
                              Title: Vice President

                         SAAR HOLDINGS CDO LIMITED
                         By: Massachusetts Mutual Life Insurance Company
                                as its Collateral Manager

                         By: /s/ Steven J. Katz
                              Title:  Second Vice President and
                                           Associate General Counsel

                         PERSEUS CDO I, LIMITED

                         By:  Massachusetts Mutual Life Insurance Company
                                as its Collateral Manager

                         By: /s/ Steven J. Katz
                              Title:  Second Vice President and
                                           Associate General Counsel

                         STEIN ROE FLOATING RATE LIMITED
                         LIABILITY COMPANY

                         By: /s/ James R. Fellows
                              Title: Senior Vice President

                         KZH CYPRESSTREE - 1 LLC

                         By: /s/ Kimberly Rowe
                              Title:  Authorized Agent

                         ML CBO IV (CAYMAN) LTD.
                         By: Highland Capital Management, L.P.
                                as Collateral Manager

                         By: /s/ James Dondero
                              Title: President

                         BALANCED HIGH YIELD FUND II, LTD
                         By: BHF (USA) Capital Corporation, as its
                         attorney-in-fact

                         By: /s/ Nina Zhou
                              Title: Associate

                         By: /s/ Christopher J. Ruzzi
                              Title: Vice President

                         CYPRESSTREE INSTITUTIONAL FUND, LLC
                         By: CypressTree Investment Management Company,
                               as Portfolio Manager

                         By: /s/ Philip C. Robbins
                              Title: Principal

                         NORTH AMERICAN SENIOR FLOATING RATE FUND
                         By: CypressTree Investment Management Company,
                               as Portfolio Manager

                         By: /s/ Philip C. Robbins
                              Title: Principal

                         Sankaty Advisors, Inc. as Collateral Manager for BRANT POINT CBO 1999-1, LTD., as Term Lender

                         By: /s/
                              Title: E.V.P.

                         Sankaty Advisors, Inc. as Collateral Manager for GREAT POINT CLO 1999-1, LTD., as Term Lender

                         By: /s/
                              Title: E.V.P.

                         MONUMENT CAPITAL LTD., as Assignee

                         By: Allliance Capital Management L.P., as
                               Investment Manager

                         By: Alliance Capital Management Corporation, as
                               General Partner

                         By: /s/ Svarker M.M. Johansson
                              Title: Vice President

                         KZH WATERSIDE LLC

                         By: /s/ Kimberly Rowe
                              Title: Authorized Agent

                         ELC CAYMAN LTD. 1999-II

                         By: /s/
                              Title: S. V. P.

                         PILGRIM CLO 1999-1 LTD.
                         By: Pilgrim Investments, Inc. as its Investment
                         Manager


                         By: /s/ Charles E. LeMieux
                              Title: Vice President

                         GLEANEAGLES TRADING LLC.

                         By: /s/ Ann E. Morris
                              Title: Asst. Vice President

                         BANKERS TRUST COMPANY

                         By: /s/ Scottye D. Lindsey
                              Title: Vice President

                         FIFTH THIRD BANK

                         By: /s/
                             Title:

                         HARRIS TRUST AND SAVINGS BANK

                         By: /s/ Robert A. Walsken
                              Title: Vice President

                                     CONSENT

         Reference is made to (a) Amendment No. 2 and Waiver to the Second Amended and Restated Credit Agreement dated as of May 7, 1999 (the "Credit Agreement") among Quality Stores, Inc., a Delaware corporation (formerly known as "Central Tractor Farm & Country, Inc.") (the "Borrower"), QSI Holdings, Inc., a Delaware corporation (formerly known as "CT Holding, Inc.") ("Holding"), the banks, financial institutions and other institutional lenders listed on the signature pages thereof, and Fleet National Bank ("Fleet"), as administrative agent (the "Administrative Agent") for the Lender Parties (as defined in the Credit Agreement) and (b) the other Loan Documents referred to therein. Capitalized terms defined in the Credit Agreement and not otherwise defined in this Consent are used herein as therein defined.

         Each of the undersigned, in its capacity as (a) a Grantor under the Security Agreement, (b) a Pledgor under the Pledge Agreement, and/or (c) a Subsidiary Guarantor under the Subsidiary Guaranty, as the case may be, hereby consents to the execution and delivery of the Amendment and Waiver and the performance of the Amendment and Waiver and agrees that:

                  (A) each of the Security Agreement, the Pledge Agreement and the Subsidiary Guaranty to which it is a party is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Effective Date, except that, on and after the Effective Date, each reference to "the Credit Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by the Amendment and Waiver; and

                  (B) as of the Effective Date, the Security Agreement and the Pledge Agreement to which it is a party and all of the Collateral of such Person described therein, and the Subsidiary Guaranty and the guaranty provided thereunder, do, and shall continue to, secure the payment of all of the Secured Obligations.

         This Consent shall be governed by, and construed in accordance with, the laws of the State of New York.

         Delivery of an executed counterpart of a signature page of this Consent by telecopier shall be effective as the delivery of a manually executed counterpart of this Consent.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   QUALITY  STORES, INC. (FORMERLY  KNOWN
                                   AS CENTRAL TRACTOR FARM & COUNTRY,
                                   INC.)


                                   By: /s/ Denny L. Starr
                                       Title: CFO

                                   QSI HOLDINGS, INC. (FORMERLY KNOWN AS
                                   CT HOLDING, INC.)


                                   By: /s/ Denny L. Starr
                                       Title: CFO


                                   COUNTRY GENERAL, INC.


                                   By: /s/ Denny L. Starr
                                       Title: CFO


                                   QUALITY FARM & FLEET, INC.


                                   By: /s/ Denny L. Starr
                                       Title: CFO


                                   QUALITY INVESTMENTS, INC.


                                   By: /s/ Denny L. Starr
                                       Title: CFO

                                   QSI TRANSPORTATION, INC.


                                   By: /s/ Denny L. Starr
                                       Title: CFO


                                   VISION TRANSPORTATION, INC.


                                   By: /s/ Denny L. Starr
                                       Title: CFO

                          Amendment No. 2 and Waiver
                           CONSENT OF EQUITY INVESTORS

         Reference is made to (a) Amendment No. 2 and Waiver to the Second Amended and Restated Credit Agreement dated as of May 7, 1999 (the "Credit Agreement") among Quality Stores, Inc., a Delaware corporation (formerly known as "Central Tractor Farm & Country, Inc.") (the "Borrower"), QSI Holdings, Inc., a Delaware corporation (formerly known as "CT Holding, Inc.") ("Holding"), the banks, financial institutions and other institutional lenders listed on the signature pages thereof, and Fleet National Bank ("Fleet"), as administrative agent (the "Administrative Agent") for the Lender Parties (as defined in the Credit Agreement) and (b) the other Loan Documents referred to therein. Capitalized terms defined in the Credit Agreement and not otherwise defined in this Consent are used herein as therein defined.

         Each of the undersigned, in its capacity as (a) an Equity Investor and/or (b) a provider of management and consultancy services to Holding, the Borrower and its Subsidiaries hereby consents to the limitations placed on the payment of equity fees and management fees to the Equity Investors by Holding and the Borrower pursuant to Section 1(q) of the Amendment and Waiver and agrees that:

                  (A) Each of Holding and the Borrower may not make, or permit any of its Subsidiaries to make, any cash payment of equity fees or management fees (other than reasonable out of pocket expenses) to the Equity Investors or other persons ,other than equity and management fees not to exceed in any one month $30,000 paid while ever there shall not exist a Default or an Event of Default pursuant to Section 6.01(e) or resulting from the failure of any Loan Party to perform or observe any term, covenant or agreement contained in Section 5.01(n) or 5.04.

         This Consent shall be governed by, and construed in accordance with, the laws of the State of New York.

         Delivery of an executed counterpart of a signature page of this Consent by telecopier shall be effective as the delivery of a manually executed counterpart of this Consent.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  J.W. CHILDS ASSOCIATES, L.P.


                                  By: /s/ Adam Suttin
                                      Title: Managing Director


                                  FENWAY PARTNERS, INC.


                                  By: /s/
                                      Title:

                                   Schedule A

                     Stores to be Closed by January 31, 2001

                          [To be provided by Borrower]


                                   Schedule B

                      Stores to be Opened by July 31, 2001

                          [To be provided by Borrower]


                                   Schedule C

                               Owned Real Property

                          [To be provided by Borrower]


                                   Schedule D

                              Leased Real Property

                          [To be provided by Borrower]

                                                                    EXHIBIT K

                            FORM OF LOCAL BANK LETTER

                                September __, 2000

[Name and Address of
Bank at which the Borrower
maintains account]
Attention: _______________


                              Quality Stores, Inc.

Gentlemen/Women:

         Reference is made to the deposit accounts listed on Schedule I hereto (collectively, the "Deposit Accounts") maintained with you by Quality Stores, Inc. (the "Company"). Pursuant to Section 5.01(m) of the Second Amended and Restated Credit Agreement dated as of as of May 7, 1999 (the "Credit Agreement"; the terms defined therein being used herein as therein defined) among Central Tractor Farm & Country (now known as "Quality Stores, Inc."), CT Holding, Inc. (now known as "QSI Holdings, Inc.")("Holding"), and Fleet National Bank ("Fleet"), as administrative agent, the Company and Holding have agreed to instruct each bank at which a deposit account is maintained to transfer to a main cash concentration account at the end of each Business Day, in same day funds, an amount equal to the credit balance of such deposit account.
It is a condition to the continued maintenance of the Deposit Accounts with you that you agree to this letter agreement.

         By signing this letter agreement, you acknowledge notice of, and consent to the terms and provisions of Section 5.01(m) of the Credit Agreement and confirm to the Administrative Agent that the description of the Deposit Accounts set forth on Schedule I hereto is correct and that you have received no notice of any pledge or assignment of the Deposit Accounts. Further, you hereby agree with the Administrative Agent that:

         (a) Until you receive a written notice from the Company and signed by Fleet with contrary instructions, you will transfer, in same day funds, on each of your business days, an amount equal to the credit balance of the Deposit Accounts on such day to the following account (the "Cash Concentration Account"):

         Quality Stores, Inc.
         Account No. _______
         Comerica Bank,
         500 Woodward Avenue,

         Detroit, Michigan 48226
         Attention:  Robert M. Porterfield

         Each such transfer of funds shall neither comprise only part of a remittance nor reflect the rounding off of any funds so transferred.

         (b) All transfers referred to in paragraph (a) above shall be made by the undersigned irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and the undersigned will not seek to recover from the Administrative Agent for any reason any such payment once made.

         (c) All service charges and fees with respect to the Deposit Accounts shall be payable by the Company, and deposited checks returned for any reason shall not be charged to the Deposit Accounts.

         This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of the Administrative Agent, the Lenders and their successors, transferees and assigns. You may terminate this letter agreement only upon thirty days' prior written notice to the Company and the Administrative Agent. Upon such termination you shall close the Deposit Accounts and transfer all funds in the Deposit Accounts to the Cash Concentration Account. After any such termination, you shall nonetheless remain obligated promptly to transfer to the Cash Concentration Account all funds and other property received in respect of the Deposit Accounts.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                   Very truly yours,

                                   QUALITY STORES, INC.


                                   By:
                                       Title:


                                   FLEET NATIONAL BANK, as Administrative Agent


                                   By:
                                       Title:

Acknowledged and agreed to as of
the date first above written:

[NAME  OF BANK]


By:
     Title:

                                   Schedule I

                                 [Name of Bank]

                                  Account: [        ]